Exhibit 10.1

NEEDHAM BANK

THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED DIRECTOR RETIREMENT PLAN

WHEREAS, Needham Bank (hereinafter referred to as the “Bank”) previously established the  Needham Bank Second Amended and Restated Director Retirement Plan, effective July 18, 2013 (the  “Director Retirement Plan”), as amended by the First Amendment to the Second Amended and Restated Director Retirement Plan and the Second Amendment to the Second Amended and Restated Director Retirement Plan; and

 WHEREAS, the 2013 Amended Plan provides certain benefits to the Bank Directors (or their Beneficiary) in the form of a supplemental retirement benefit payment which shall occur upon certain events provided for within the 2013 Amended Plan; and

WHEREAS, the Bank and the Directors wish to amend the Director Retirement Plan to freeze the benefits of all participants in the plan as of December 31, 2024; and

WHEREAS, Section 14 of the Director Retirement Plan provides for the modification of the Director Retirement Plan through the execution of this Third  Amendment to Second Amended and Restated Director Retirement Plan by the Bank and with the consent of the Bank’s participating director(s).

NOW THEREFORE, for good and valuable consideration, the sufficiency of which shall not be questioned, the Bank does hereby amend the Director Retirement Plan as follows:

1) Section 2, Certain Definitions, subsection (i) Normal Plan Benefit, is amended by adding the following language to the end thereof:

“Notwithstanding the foregoing, the Normal Retirement Benefit for Directors shall be fixed and frozen as of December 31, 2024, and the benefit shall not increase as a result of any change in the Annual Director Fee Amount or other remuneration after December 31, 2024.”

2) All other provisions of the Director Retirement Plan shall remain in full force and in effect as presently written.

IN WITNESS WHEREOF, the Bank has executed this Third Amendment to the Second Amended and Restated Director Retirement Plan on this January 28, 2025.

Needham Bank:

By: /s/ Christopher Lynch

Title:   Chairman of the Compensation Committee

PURSUANT TO SECTION 14, AMEDMENT AND REVOCATION, WRITTEN CONSENT IS TO BE PROVIDED BY THE BANK AND THE DIRECTORS, CURRENT AND FORMER, RECEIVING BENEFITS UNDER THE PLAN BEFORE ANY AMENDMENT TO THE PLAN IS EFFECTIVE.